EIC Investor Conference May 16, 2022 Exhibit 99.1

Forward Looking Statements Statements contained in this presentation that state the Partnership’s or management’s expectations or predictions of the future are forward-looking statements. The words “believe,” “expect,” “should,” “intends,” “anticipates,” “estimates,” “target” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CrossAmerica’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports filed with the Securities and Exchange Commission and available on the Partnership’s website at www.crossamericapartners.com. If any of these factors materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views as of the date of this presentation with respect to future events. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

CrossAmerica Overview

CrossAmerica Partners LP Overview Master limited partnership and leading wholesale fuels distributor, convenience store lessor, and c-store operator Distributed more than 1.3 billion gallons of fuel in 2021 Rental gross profit of $59 million in 2021 Operates over 250 convenience stores Employees more than 2,200 people Over 1,750 locations across 34 states* 694 owned sites and 462 leased sites (1,156 controlled sites) 642 Lessee Dealers 255 Company Operated Sites 201 Commission Agents 656 Independent Dealers Equity market capitalization of nearly $800 million and enterprise value of nearly $1.6 billion *All information is as of March 31, 2022

Wholesale Distribution – Approximately 1,750 Locations Across the U.S.

CROSSAMERICA PARTNERS LP
Investor Update May 2022

Company History

- Strong organizational history of acquisitions
  - From 2012 IPO through 2019, completed 18 acquisitions for total consideration of almost $1 billion
- On November 19,2019, investment entities controlled by Founder and current Chairman, Joe Topper, purchased 100% of the interest in CrossAmerica's General Partner
- 2020 and 2021 Strategic Initiatives
  - IDR Restructuring (February 2020)
  - Exchange of CST Fuel Supply interest for wholesale contracts and locations with Circle K (March 2020)
  - Acquisition of retail and wholesale assets from Dunne Manning (April 2020)
  - Completed Asset Exchange with Circle K (September 2020)
  - Acquisition of assets from 7-Eleven (Third Quarter 2021)
- Since CrossAmerica's IPO, a total of 1,000 fee and leasehold sites and 700 wholesale fuel supply contacts have been acquired for a total consideration of approximately $1.5 billion

Positioned for Operational Strength, Cash Flow Generation and Portfolio Flexibility for 2022 and Beyond

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Overview of Business Segments Wholesale Fuels Distributor Convenience Store Lessor Convenience Store Operator Purchase and sale of wholesale motor fuel Distribute branded and unbranded motor fuel to approx. 1,750 sites located in 34 states Significant contracts with branded suppliers Provide fuel to several different types of customer sites, including independent dealers, lessee dealers, our company-operated stores (Retail Segment) and commission agents Gallons sold on both fixed mark-up per gallon and DTW (variable) mark-up per gallon Lease or sublease real and personal property to tenants Sites used in the retail distribution of motor fuels Lease agreements are generally 3-10 years Leases are generally triple net leases As of 3/31/22, 900 sites generating rental income We own 60% of our properties that we lease to our dealers or utilize in our retail business Operation of convenience stores Own or lease the property Retain all profits from motor fuel and convenience store operations Own the motor fuel inventory at the sites and set the motor fuel pricing at the sites As of 3/31/22, operating 255 retail sites Manage commission agent sites CAPL owns fuel inventory and sets the retail price, earning retail fuel profit As of 3/31/22, 201 commission agent sites (Retail Segment) WHOLESALE SEGMENT RETAIL SEGMENT

Wholesale Segment – Fuels Distribution Important Factors Wholesale Segment supplies third party operators and our own Retail Segment Fuel margin impacted by dealer-tank-wagon (“DTW” or variable) margins; price of fuel; prompt pay discounts (fuel prices) and other factors Volume impacted by continued recovery from covid-19 pandemic and retail and wholesale assets acquired in 2020 and 2021 Supply Contracts In 2021, 92% of the motor fuel we distribute is branded supply with certain contracts earning rebates and other incentives In 2021, 8% of the motor fuel we distribute is unbranded supply and offers no additional rebates or incentives $53 million Q122 2021 2020 2019 Total Wholesale Volume (millions of gallons) 320 1,334 1,116 1,003 Wholesale Margin per gallon $0.102 $0.092 $0.092 $0.072 Fuel Gross Profit (millions of dollars) $32.8 $122.2 $102.8 $71.9

Wholesale Segment – Fuels Distribution Fuel Volume Purchased by Brand as of 12/31/21 Distributed 1.33 billion gallons of motor fuel for the full year of 2021 and 1.12 billion gallons for the full year 2020 VARIOUSOTHER BRANDS

Wholesale Segment - Rental Income Important Factors *Property control at 1,156 sites drives value and flexibility for overall organization 694 owned sites and 462 leased sites Leasing of locations to third party operators provides relatively stable stream of income to the partnership Rental income generated from Lessee Dealer contracts and Commission Agent locations Certain Retail assets owned by the partnership since April 2020 previously generated Rental Income Lease contracts tied closely to fuel relationship $58 million Q122 2021 2020 2019 Lessee Dealers 642 637 658 676 Commission Agent Locations 201 198 208 169 Rent Gross Profit * (millions of dollars) $14.8 $59.4 $58.0 $62.7 * Property Control and Rent Gross Profit includes locations and Rent Gross Profit from Wholesale and Retail Segment.

Retail Segment Own/Lease and Operate 255 Convenience Stores Located in: MA, NC, NY, OH, PA, RI, SC, TN, VA & WV Currently operate convenience store 7 brands Goal to consolidate under Joe’s Kwik Marts brands in the future All newly acquired assets from 7-Eleven branded as Joe’s Kwik Marts Currently sell retail fuel under major brands ExxonMobil, BP, Motiva/Shell and Marathon Own/Lease/Manage 201 Commission Agent Sites CAPL owns fuel inventory and sets pricing, earning retail fuel profit CAPL pays agent a commission to operate the site based on gallons sold $13 million $32 million $12 million All information as of March 31, 2022

Retail Segment Retail Fuel Margin Wholesale Segment distributes to the Retail Segment on DTW (variable margin basis), capturing qualifying wholesale fuel supply income Merchandise Diversified product offering including packaged food and beverage; tobacco; grocery and personal care items; ATM; lottery Certain locations also sell alcohol and have car washes FY2021: $55.1M Merchandise Gross Profit at 26.4% gross profit percentage Q122 2021 2020 2019 Company Operated Sites (period avg.) 254 187 107 36 Commission Agent Sites (period avg.) 201 202 199 170 Volume of Retail Gallons Distributed 116,040 403,850 259,636 160,106

Acquisition Driving Material Growth Adjusted EBITDA Trend Acquisition of assets from 7-Eleven occurred over the course of Q3 2021 Beginning with Q3 2021, acquisition drives material increase in Adjusted EBITDA and FCF compared to prior years +20% + 51% + 55%

Growth and Performance Disciplined Growth Operational Performance Topper Group GP Purchase November 2019

Strengthened Financial Position Annualized distribution of $2.10 per unit since Q2 2018 Commitment to a secure distribution Target coverage ratio of 1.2x+

Capital Structure CAPL Credit Facility $750M Revolver Matures April 2024 JKM Credit Facility $185M Term Loan and $15M Revolver Matures July 2026 Secured by assets of CAPL subsidiary created for acquisition of 7-11 assets JKM Preferred Security $25M convertible preferred equity security issued March 2022 to affiliates of Topper Group and Reilly entities; proceeds utilized to pay down JKM Credit Facility Target Leverage Ratio: 4.0x to 4.25x Year End 2020: 4.1x *Year End 2021: 5.1x, due to purchase of assets from 7-Eleven *Q1 2022: 4.9x Committed to strong balance sheet and liquidity *In 2021, the Partnership entered into a second credit facility, the JKM Credit Facility, that was utilized for its acquisition of sites from 7-Eleven. Since that time, CrossAmerica has reported a blended aggregate leverage ratio.

Capital Resources Real Estate Rationalization Focus on divestment of non-core properties Growth oriented capital expenditures Focus on site rebranding and upgrades Supported substantially by our major fuel supply partners CAPL and JKM Credit Facilities Continue to demonstrate financial flexibility to execute growth strategy in any market cycle.

Strong Sponsorship General partner controlled by entities affiliated with Joseph V. Topper, Jr. (“Topper Group”) Mr. Topper is the founder of CAPL and Chairman of the Board Topper Group controls ~38.5% of CAPL units Entities affiliated with John B. Reilly, III control 13.2% of CAPL units Topper Group and Reilly entities operate a diversified portfolio of companies in the real estate and investing industries Topper and Reilly support for CAPL and unitholders evidenced by participation in JKM Preferred Security issuance in March 2022 Eliminated IDR’s in 2020 shortly after GP purchase; large common unit ownership position ensures alignment with public unitholders

Summary Continue to execute on strategic plan put in place after acquiring the GP in late 2019 Added retail portfolio and have grown it with recent acquisition of assets from 7-Eleven Leveraging scale in wholesale operations simplifying the business to enhance efficiencies Strong portfolio of owned and controlled real estate Prime locations with fundamental real estate value Control provides flexibility to adapt as the market changes Strong sponsorship with large common unit holdings that is aligned with public common unitholders Steady, solid distribution that is well supported by operations Continue to strengthen and improve the financial profile of the partnership

Appendix

Environmental, Social and Governance At the core of our mission, CrossAmerica is a responsible, people-focused organization, committed to the well-being of our employees, customers and the environment. Environmental: Focus on environmental protection and regulations, employee training and timely and effective response to issues. Social: Focus on employee safety and development and engagement with our communities. Governance: Focus on ethical business conduct and high standards of corporate governance from the board through organization. For more information about the Partnership’s Environmental, Social and Corporate Governance Policies and Programs, please visit: https://www.crossamericapartners.com/about/environmental-social-governance

Distribution Coverage Performance since GP Acquisition in November 2019 In 2017 and 2018, the quarterly coverage ratios ranged between 0.78X and 1.19X with annual coverage ratios of 0.97X in 2017 and 1.03X in 2018, respectively

Non-GAAP Financial Measures We use the non-GAAP financial measures EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio. EBITDA represents net income available to us before deducting interest expense, income taxes and depreciation, amortization and accretion (which includes certain impairment charges). Adjusted EBITDA represents EBITDA as further adjusted to exclude equity-based compensation expense, gains or losses on dispositions and lease terminations, net and certain discrete acquisition related costs, such as legal and other professional fees, separation benefit costs and certain other discrete non-cash items arising from purchase accounting. Distributable Cash Flow represents Adjusted EBITDA less cash interest expense, sustaining capital expenditures and current income tax expense. The Distribution Coverage Ratio is computed by dividing Distributable Cash Flow by distributions paid. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are used as supplemental financial measures by management and by external users of our financial statements, such as investors and lenders. EBITDA and Adjusted EBITDA are used to assess our financial performance without regard to financing methods, capital structure or income taxes and the ability to incur and service debt and to fund capital expenditures. In addition, Adjusted EBITDA is used to assess the operating performance of our business on a consistent basis by excluding the impact of items which do not result directly from the wholesale distribution of motor fuel, the leasing of real property, or the day to day operations of our retail site activities. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio are also used to assess the ability to generate cash sufficient to make distributions to our unitholders. We believe the presentation of EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio provides useful information to investors in assessing the financial condition and results of operations. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio should not be considered alternatives to net income or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio have important limitations as analytical tools because they exclude some but not all items that affect net income. Additionally, because EBITDA, Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may be defined differently by other companies in our industry, our definitions may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

CROSSAMERICA PARTNERS LP

Investor Update May 2022

Non-GAAP Reconciliation

The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):

	Three Months Ended December 31,		Year Ended December 31,	
	2021	2020	2021	2020
Net income available to limited partners	$ 11,980	$ 8,960	$ 21,654	$ 107,323
Interest expense	5,949	3,404	18,244	16,587
Income tax benefit	(1,561)	(4,080)	(3,225)	(7,948)
Depreciation, amortization and accretion	21,120	16,875	77,852	68,742
EBITDA	37,488	25,159	114,525	184,704
Equity-based employee and director compensation expense	215	89	1,311	172
(Gain) loss on dispositions and lease terminations, net [(a)]	(1,662)	(1,687)	(2,037)	(80,924)
Acquisition-related costs [(b)]	959	886	9,461	3,464
Adjusted EBITDA	37,000	24,447	123,260	107,416
Cash interest expense	(5,269)	(3,144)	(16,382)	(15,545)
Sustaining capital expenditures [(c)]	(754)	(1,737)	(4,161)	(3,529)
Current income tax benefit [(d)]	—	6,674	(548)	14,126
Distributable Cash Flow	$ 30,977	$ 26,240	$ 102,169	$ 102,468
Weighted average diluted common units	37,913	37,868	37,884	37,369
Distributions paid per limited partner unit [(e)]	$ 0.5250	$ 0.5250	$ 2.1000	$ 2.1000
Distribution Coverage Ratio [(f)]	**1.56x**	**1.32x**	**1.28x**	**1.31x**

(a) CrossAmerica recorded gains on the sale of sites in connection with its ongoing real estate rationalization effort of $3.3 million and $6.4 million in 2021 and 2020, respectively. In 2020, CrossAmerica also recorded $19.3 million in gains on the sale of sites in connection with the asset exchange with Circle K and a $67.6 million gain on the sale of our 17.5% investment in CST Fuel Supply. Also in 2020, CrossAmerica recorded a loss on lease terminations, including the non-cash write-off of deferred rent income associated with these leases, of $10.9 million.

(b) Relates to certain acquisition related costs, such as legal and other professional fees, separation benefit costs and purchase accounting adjustments associated with recent acquisitions.

(c) Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain CrossAmerica's long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain CrossAmerica's sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.

(d) Consistent with prior divestitures, the current income tax benefit in 2020 excludes income tax incurred on the sale of sites. 2020 also include the tax benefit of 100% bonus depreciation on the eligible assets acquired in the asset exchanges with Circle K as well as certain dispenser upgrades and rebranding costs.

(e) On January 20, 2022, the Board approved a quarterly distribution of $0.5250 per unit attributable to the fourth quarter of 2021. The distribution was paid on February 10, 2022 to all unitholders of record on February 3, 2022.

(f) The distribution coverage ratio is computed by dividing Distributable Cash Flow by the weighted-average diluted common units and then dividing that result by the distributions paid per limited partner unit.

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Non-GAAP Reconciliation The following table presents reconciliations of EBITDA, Adjusted EBITDA, and Distributable Cash Flow to net income, the most directly comparable U.S. GAAP financial measure, for each of the periods indicated (in thousands, except for per unit amounts):         Three Months Ended March 31,       2022     2021   Net income (loss) available to limited partners   $ 5,047     $ (3,967) Interest expense     6,661       3,497   Income tax benefit     (1,859)     (306) Depreciation, amortization and accretion expense     20,275       18,031   EBITDA     30,124       17,255   Equity-based employee and director compensation expense     732       368   Loss on dispositions and lease terminations, net     244       648   Acquisition-related costs (a)     868       2,394   Adjusted EBITDA     31,968       20,665   Cash interest expense     (5,981)     (3,236) Sustaining capital expenditures (b)     (1,554)     (1,392) Current income tax expense     (185)     (284) Distributable Cash Flow   $ 24,248     $ 15,753   Distributions paid     19,896       19,881   Distribution Coverage Ratio   1.22x     0.79x   (a) Relates to certain discrete acquisition related costs, such as legal and other professional fees, separation benefit costs and certain purchase accounting adjustments associated with recently acquired businesses. (b) Under the Partnership Agreement, sustaining capital expenditures are capital expenditures made to maintain our long-term operating income or operating capacity. Examples of sustaining capital expenditures are those made to maintain existing contract volumes, including payments to renew existing distribution contracts, or to maintain our sites in conditions suitable to lease, such as parking lot or roof replacement/renovation, or to replace equipment required to operate the existing business.